Columbia Funds Series Trust  -
Semi Annual N-SAR report for the period ending 02/28/10

Columbia California Tax-Exempt Reserves
Columbia Cash Reserves
Columbia Connecticut Municipal Reserves
Columbia Daily Cash Reserves
Columbia Government Plus Reserves
Columbia Government Reserves
Columbia Massachusetts Municipal Reserves
Columbia Money Market Reserves
Columbia Municipal Reserves
Columbia New York Tax-Exempt Reserves
Columbia Tax-Exempt Reserves
Columbia Treasury Reserves
 (the "Funds")


Item 77E - Legal Proceedings:

Columbia Nations Funds

As of April 23, 2010

Columbia Management Advisors, LLC and Columbia Management Distributors, Inc. (collectively, the "Columbia Group") are subject to a settlement agreement with the New York Attorney General ("NYAG") (the "NYAG Settlement") and a settlement order with the Securities and Exchange Commission ("SEC") (the "SEC Order") on matters relating to mutual fund trading, each dated February 9, 2005. Under the terms of the SEC Order, the Columbia Group (or predecessor or affiliated entities) agreed, among other things, to: pay disgorgement and civil money penalties collectively totaling $375 million; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; and retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures. The NYAG Settlement, among other things, requires Columbia Management Advisors, LLC and its affiliates to make certain disclosures to investors relating to expenses. In connection with the Columbia Group providing services to the Columbia Funds, the Columbia Funds have voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees and certain special consulting and compliance measures.

Pursuant to the SEC Order and related procedures, the $375 million in settlement amounts described above, of which approximately $90 million has been earmarked for certain Columbia Funds and their shareholders, is being distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC on December 27, 2007. Distributions under the distribution plan began in mid-June 2008 and the distribution earmarked for the Columbia Funds and their shareholders has been substantially completed.

Civil Litigation

In connection with the events that resulted in the NYAG Settlement and SEC Order, various parties filed suits against Bank of America Corporation and certain of its affiliates, including Banc of America Capital Management, LLC ("BACAP," now known as Columbia Management Advisors, LLC) and BACAP Distributors, LLC (now known as Columbia Management Distributors, Inc.) (collectively "BAC"), Nations Funds Trust (now known as Columbia Funds Series Trust) and its Board of Trustees. On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Nations Funds Trust, the Trustees, BAC and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Nations Funds Trust against BAC and others that asserts claims under federal securities laws and state common law. Nations Funds Trust is a nominal defendant in this action.

On February 25, 2005, BAC and other defendants filed motions to dismiss the claims in the pending cases. On December 15, 2005, BAC and others entered into a Stipulation of Settlement of the direct and derivative claims brought on behalf of the Nations Funds shareholders. That stipulation was amended on February 4, 2010. The settlement is subject to court approval. If the settlement is approved, BAC would pay settlement administration costs and fees to plaintiffs' counsel as approved by the court. A motion for preliminary approval of the settlement was filed with the court on April 21, 2010.

N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia CA Tax Exempt Reserves Fund

As of August 31, 2009
Name of Person                   Ownership % of Series



As of February 28, 2010
Name of Person                   Ownership % of Series
Bank Of America                  25.62%



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person


N-SAR Item 77H: Changes in Control of Registrant

Below are persons presumed to control Registrant's series because such person owns more than 25% of a series based on the records of the series.

Columbia Municipal Reserves Fund

As of August 31, 2009
Name of Person                          Ownership % of Series
National Financial                      28.85%



As of February 28, 2010
Name of Person                          Ownership % of Series



Changes in Control Persons
                                        Date/Description of
                                        Transaction(s) Became
                                        a, or Ceased to be,
Name of Person   Ownership % of Series  Control Person


Item 77M - Mergers:
On December 30, 2009, Columbia California Tax-Exempt Reserves,
Columbia Cash Reserves, Columbia Connecticut Municipal Reserves, Columbia Daily Cash Reserves, Columbia Government Plus Reserves, Columbia Government Reserves, Columbia Massachusetts Municipal
Reserves, Columbia Money Market Reserves, Columbia Municipal Reserves, Columbia New York Tax-Exempt Reserves, Columbia Tax-Exempt Reserves and Columbia Treasury Reserves, each a series of Columbia Funds Series Trust, reorganized into Columbia California Tax-Exempt Reserves, Columbia Cash Reserves, Columbia Connecticut Municipal Reserves, Columbia Daily Cash Reserves, Columbia Government Plus Reserves, Columbia Government Reserves, Columbia Massachusetts Municipal Reserves, Columbia Money Market Reserves, Columbia Municipal Reserves, Columbia New York Tax-Exempt Reserves, Columbia Tax-Exempt Reserves and Columbia Treasury Reserves, respectively, as newly formed series of BofA Funds Series Trust. The Boards of Trustees approved the reorganization at a meeting held on December 9-10, 2009.


Item 77Q1(e) Copies of any new or amended Registrant investment advisory agreement

The Investment Advisory Contract for the Funds, dated September 30, 2005, with Schedule I dated September 29, 2009, was amended on September 29, 2009.


                   INVESTMENT ADVISORY AGREEMENT
                     COLUMBIA FUNDS SERIES TRUST

     THIS AGREEMENT is made as of September 30, 2005, by and between COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust
(the "Trust"), and COLUMBIA MANAGEMENT ADVISORS, LLC, a Delaware limited liability company (the "Adviser"), on behalf of those series of the Trust now or hereafter identified on Schedule I (each, a "Fund" and collectively, the "Funds").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Trust desires that the Adviser manage the investment operations of the Funds and the Adviser desires to manage said operations; and

     WHEREAS, the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (as defined herein) of any party to this Agreement, have approved this arrangement;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

      1.	Appointment of Adviser.  The Trust hereby appoints the
Adviser and the Adviser hereby agrees to manage the investment operations of each Fund subject to the terms of this Agreement and subject to the supervision of the Board. The Trust and the Adviser contemplate that certain duties of the Adviser under this Agreement may be delegated to one or more investment sub-adviser(s) (the "Sub-Adviser(s)") pursuant to separate investment sub-advisory agreement(s) (the "Sub-Advisory Agreement(s)"). The Adviser may, in its discretion, provide services under this Agreement through its own employees or through one or more affiliated companies that are qualified to act as investment advisers under applicable law and are under common control of Bank of America Corporation.

      2.	Services of Adviser.  The Adviser shall perform, or
arrange for the performance of, the management services necessary for the investment operations of each Fund, including but not limited to:

(a)	Managing the investment and reinvestment of all assets, now
or hereafter acquired by each Fund, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;

(b)	Transmitting trades to each Fund's custodian for settlement
in accordance with each Fund's procedures and as may be directed by the Trust;

(c)	Assisting in the preparation of all shareholder communications, including shareholder reports, and participating in shareholder relations;

(d)	Making recommendations as to the manner in which voting rights, rights to consent to Fund action and any other rights pertaining to each Fund's portfolio securities shall be exercised;

(e)	Making recommendations to the Board with respect to Fund
investment policies and procedures, and carrying out such investment policies and procedures as are adopted by the Board;

(f)	Supplying reports, evaluations, analyses, statistical data and information to the Board or to the Funds' officers and other service providers as the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

(g)	Maintaining all required books and records with respect to the investment decisions and securities transactions for each Fund;

(h)	Furnishing any and all other services, subject to review by
the Board, that the Adviser from time to time determines to be necessary or useful to perform its obligations under this Agreement or as the Board may reasonably request from time to time.

      3.	Responsibilities of Adviser.  In carrying out its
obligations under this Agreement, the Adviser agrees that it will:

(a)	Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder, and the conditions of any order affecting the Trust or a Fund issued thereunder;

(b)	Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

(c)	Not make loans to any person for the purpose of purchasing
or carrying Fund shares;

(d)	Place, or arrange for the placement of, all orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer (including any affiliated broker or dealer). In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Adviser;

(e)	Adhere to the investment objective, strategies and policies and procedures of the Trust adopted on behalf of each Fund; and

(f)	Maintain a policy and practice of conducting its investment
advisory services hereunder independently of the commercial banking operations of its affiliates. In making investment recommendations for a Fund, the Adviser's investment advisory personnel will not inquire or take into consideration whether the issuers (or related supporting institutions) of securities proposed for purchase or sale for the Fund's account are customers of the commercial departments of its affiliates. In dealing with commercial customers, such commercial departments will not inquire or take into consideration whether securities of those customers are held by the Fund.

      4.	Confidentiality of Information.  Each party agrees that
it will treat confidentially all information provided by the other party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Fund.
All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

      5.	Delegation of Duties.   Subject to the approval of the
Board and, if required, the shareholders of the Funds, the Adviser may delegate to one or more Sub-Adviser(s) any or all of its duties hereunder, provided that the Adviser shall continue to supervise and monitor the performance of the duties delegated to the Sub-Adviser(s) and any such delegation shall not relieve the Adviser of its duties
and obligations under this Agreement.   The Adviser shall be solely
responsible for compensating the Sub-Adviser(s) for performing any of the duties delegated to them. The Adviser may request that the Trust pay directly to the Sub-Adviser(s) the portion of the Adviser's compensation that the Adviser is obligated to pay to the Sub-Adviser(s). If the Trust agrees to such request, it will pay such portion to the Sub-Adviser(s) on behalf of the Adviser, thereby reducing the compensation paid to the Adviser by the amount paid directly to the Sub-Adviser(s). However, such an arrangement will not relieve the Adviser of its responsibility for compensating the Sub-Adviser(s).
In the event that any Sub-Adviser appointed hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement through its own employees or through one or more affiliated companies that are qualified to act as investment advisers under applicable law and are under common control of Bank of America Corporation or through other Sub-Adviser(s) as approved by the Trust in accordance with applicable law.

      6.	Services Not Exclusive.  The services furnished by the
Adviser hereunder are deemed not to be exclusive, and the Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby.
To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Adviser to be suitable for two or more accounts managed by the Adviser, the available securities or investments may be allocated in a manner believed by the Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund. Nothing in this Agreement shall limit or restrict the right of any of the Adviser's partners, officers or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Adviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

      7.	Delivery of Documents.  The Trust has furnished the
Adviser with copies, properly certified or authenticated, of each of the following:

(a)	the Trust's Certificate of Trust, as filed with the Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time to time amended, is herein called the "Declaration of Trust");

(b)	the most recent prospectus(es) and statement(s) of additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

(c)	any and all applicable policies and procedures approved by
the Board.

      The Trust will promptly furnish the Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

      8.	Books and Records.  In compliance with the requirements
of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

      9.	Expenses of the Funds.  Except to the extent expressly
assumed by the Adviser and except to any extent required by law to be paid or reimbursed by the Adviser, the Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other service providers' fees and expenses, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders and interest payments and other fees or charges associated with any credit facilities established by or on behalf of the Funds.

      10.	Compensation.  Except as otherwise provided herein, for
the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Trust will pay the Adviser and the Adviser will accept as full compensation therefor a fee determined in accordance with
Schedule I attached hereto; provided, however, that the compensation paid to the Adviser shall be reduced by any amount paid by the Trust directly to the Sub-Advisor(s) pursuant to Section 5 of this Agreement. In addition, the Adviser or its affiliated persons may receive compensation or reimbursement of recordkeeping, bookkeeping, accounting, administrative and transactional fees or charges incurred in connection with any credit facilities established by or on behalf of the Funds.
The fees or charges attributable to each Fund shall be a separate charge to such Fund and shall be the several (and not joint or joint and several) obligation of each such Fund. The Trust and the Adviser may, from time to time, agree to reduce, limit or waive the amounts payable hereunder with respect to one or more Funds for such period or periods they deem advisable.

      11.	Liability of Adviser.  The Adviser shall not be liable
for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or any of its officers, directors, employees or agents, in the performance of their duties under this Agreement, or from reckless disregard by it of obligations and duties under this Agreement.

      12.	Term and Approval.  This Agreement will become effective
as of the date set forth herein above, and shall continue in effect until the second anniversary of its effective date. This Agreement will become effective with respect to each additional Fund as of the date set forth on Schedule I when each such Fund is added thereto. The Agreement shall continue in effect for a Fund after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

(a)	(i)	by the Board or (ii) by the vote of "a majority of the
outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

(b)	by the affirmative vote of a majority of the Trustees of the
Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

      13.	Termination.  This Agreement may be terminated without
payment of any penalty at any time by:

(a)	the Trust with respect to a Fund, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, upon sixty
(60) days' written notice to the Adviser; or

(b)	the Adviser with respect to a Fund, upon sixty (60) days'
written notice to the Trust.

      Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of
Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

      14.	Amendment of this Agreement.  No provision of this
Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

      15.	Notices.  Any notices under this Agreement shall be in
writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Financial Center, Boston, Massachusetts, 02111-2621, Attention:
Secretary, and that of the Adviser shall be One Financial Center, Boston, Massachusetts, 02111-2621, Attention: President.

      16.	Release.  The names "Columbia Funds Series Trust" and
"Trustees of Columbia Funds Series Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

      17.	Miscellaneous.   This Agreement contains the entire
understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      18.	Governing Law.  This Agreement shall be governed by,
and construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

      19.	Counterparts.  This Agreement may be executed in any
number of counterparts, each of which shall be deemed an original.


	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

	COLUMBIA FUNDS SERIES TRUST
	on behalf of the Funds

	By:  /s/ Christopher L. Wilson
	Christopher L. Wilson
	President

	COLUMBIA MANAGEMENT ADVISORS, LLC

	By:  /s/ Roger Sayler
	Roger Sayler
	Executive Vice President


                             SCHEDULE I

      The Trust shall pay the Adviser, as full compensation for services provided and expenses assumed hereunder, an advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:


Fund                              Rate of                Effective
                                Compensation                Date

Columbia Asset Allocation Fund II   0.60%                 06/08/01
                                                          amended
                                                           rate
                                                          01/01/04

Columbia California Intermediate Municipal Bond Fund
                       * 0.40% up to $500 million         08/14/02
                       * 0.35% in excess of $500          amended
                         million and up to $1 billion       rate
                       * 0.32% in excess of $1 billion    12/01/04
                         and up to $1.5 billion
                       * 0.29% in excess of $1.5 billion
                         and up to $3 billion
                       * 0.28% in excess of $3 billion
                         and up to $6 billion
                       * 0.27% in excess of $6 billion

Columbia Convertible Securities Fund
                       * 0.65% up to $500 million          05/10/02
                       * 0.60% in excess of $500 million   amended
                         and up to $1 billion                rate
                       * 0.55% in excess of $1 billion     12/01/04
                         and up to $1.5 billion
                       * 0.50% in excess of $1.5 billion

Columbia Daily Cash Reserves    0.25%                      05/05/2008

Columbia Georgia Intermediate Municipal Bond Fund
                       * 0.40% up to $500 million          05/10/02
                       * 0.35% in excess of $500 million   amended
                         and up to $1 billion                rate
                       * 0.32% in excess of $1 billion     12/01/04
                         and up to $1.5 billion
                       * 0.29% in excess of $1.5 billion
                         and up to $3 billion
                       * 0.28% in excess of $3 billion
                         and up to $6 billion
                       * 0.27% in excess of $6 billion

Columbia Global Value Fund
                       * 0.90% up to $500 million          04/09/01
                       * 0.85% in excess of $500 million   amended
                         and up to $1 billion                rate
                       * 0.80% in excess of $1 billion     12/01/04
                         and up to $1.5 billion
                       * 0.75% in excess of $1.5 billion
                         and up to $3 billion
                       * 0.73% in excess of $3 billion
                         and up to $6 billion
                       * 0.71% in excess of $6 billion

Columbia High Income Fund
                       * 0.55% up to $500 million         02/28/08 1
                       * 0.52% in excess of $500 million
                         and up to $1 billion
                       * 0.49% in excess of $1 billion and
                         up to $1.5 billion
                       * 0.46% in excess of $1.5 billion


Columbia Large Cap Core Fund
                       * 0.60% up to $500 million         02/28/08 2
                       * 0.55% in excess of $500 million
                         and up to $1 billion
                       * 0.50% in excess of $1 billion
                         and up to $1.5 billion
                       * 0.45% in excess of $1.5 billion
                         and up to $3 billion
                       * 0.43% in excess of $3 billion
                         and up to $6 billion
                       * 0.41% in excess of $6 billion

Columbia Large Cap Enhanced Core Fund
                       * 0.35% up to $500 million         05/10/02
                       * 0.30% in excess of $500 million  amended
                         and up to $1 billion               rate
                       * 0.25% in excess of $1 billion    12/01/04
                         and up to $1.5 billion
                       * 0.20% in excess of $1.5 billion
                         and up to $3 billion
                       * 0.18% in excess of $3 billion
                         and up to $6 billion
                       * 0.16% in excess of $6 billion

Columbia Large Cap Index Fund       0.10%                 05/10/02
                                                          amended
                                                           rate
                                                          11/01/03

Columbia Large Cap Value Fund
                      *	0.60% up to $500 million          05/17/02
                      *	0.55% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.43% in excess of $1 billion     07/01/07
                        and up to $1.5 billion
                      *	0.43% in excess of $1.5 billion
                        and up to $3 billion
                      *	0.43% in excess of $3 billion
                        and up to $6 billion
                      *	0.41% in excess of $6 billion

Columbia LifeGoal Balanced Growth Portfolio   0.25%       06/08/01

Columbia LifeGoal Growth Portfolio            0.25%       06/08/01

Columbia LifeGoal Income and Growth Portfolio 0.25%       06/08/01

Columbia LifeGoal Income Portfolio
                      *	0.00% for assets invested in      09/02/03
                        other Underlying Funds and
                        0.50% for all other assets

Columbia Marsico Global Fund      0.80%                   04/30/08

Columbia Marsico 21st Century Fund
                      *	0.75% up to $500 million          04/07/00
                      *	0.70% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.65% in excess of $1 billion     12/01/04
                        and up to $1.5 billion
                      *	0.60% in excess of $1.5 billion
                        and up to $3 billion
                      *	0.58% in excess of $3 billion and
                        up to $6 billion
                      *	0.56% in excess of $6 billion

Columbia Marsico International Opportunities Fund  0.80%  08/01/00

Columbia Maryland Intermediate Municipal Bond Fund
                      *	0.40% up to $500 million          05/10/02
                      *	0.35% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.32% in excess of $1 billion     12/01/04
                        and up to $1.5 billion
                      *	0.29% in excess of $1.5 billion
                        and up to $3 billion
                      *	0.28% in excess of $3 billion
                        and up to $6 billion
                      *	0.27% in excess of $6 billion

Columbia Masters International Equity Portfolio   0.00%   02/15/06

Columbia Mid Cap Index Fund            0.10%              03/30/00
                                                          amended
                                                            rate
                                                          11/01/03

Columbia Mid Cap Value Fund
                      *	0.65% up to $500 million          11/19/01
                      *	0.60% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.55% in excess of $1 billion     12/01/04
                        and up to $1.5 billion
                      *	0.50% in excess of $1.5 billion

Columbia North Carolina Intermediate Municipal Bond Fund
                      *	0.40% up to $500 million          05/10/02
                      *	0.35% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.32% in excess of $1 billion     12/01/04
                        and up to $1.5 billion
                      *	0.29% in excess of $1.5 billion
                        and up to $3 billion
                      *	0.28% in excess of $3 billion
                        and up to $6 billion
                      *	0.27% in excess of $6 billion

Columbia Overseas Value Fund          0.82%               03/31/08

Columbia Short Term Bond Fund         0.30%               05/10/02

Columbia Short Term Municipal Bond Fund
                      *	0.30% up to $500 million          05/10/02
                      *	0.25% in excess of $500 million   amended
                                                            rate
                                                          12/01/04

Columbia Small Cap Growth Fund II
                      *	0.70% up to $500 million          02/28/08 3
                      *	0.65% in excess of $500 million
                        and up to $1 billion
                      *	0.60% in excess of $1 billion

Columbia Small Cap Index Fund          0.10%              05/10/02
                                                          amended
                                                            rate
                                                          11/01/03

Columbia Small Cap Value Fund II
                      *	0.70% up to $500 million          04/30/02
                      *	0.65% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.60% in excess of $1 billion     12/01/04

Columbia South Carolina Intermediate Municipal Bond Fund
                      *	0.40% up to $500 million          05/10/02
                      *	0.35% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.32% in excess of $1 billion     12/01/04
                        and up to $1.5 billion
                      *	0.29% in excess of $1.5 billion
                        and up to $3 billion
                      *	0.28% in excess of $3 billion
                        and up to $6 billion
                      *	0.27% in excess of $6 billion

Columbia Total Return Bond Fund
                      *	0.40% up to $500 million          05/10/02
                      *	0.35% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.32% in excess of $1 billion     12/01/04
                        and up to $1.5 billion
                      *	0.29% in excess of $1.5 billion
                        and up to $3 billion
                      *	0.28% in excess of $3 billion
                        and up to $6 billion
                      *	0.27% in excess of $6 billion

Columbia Virginia Intermediate Municipal Bond Fund
                      *	0.40% up to $500 million          05/10/02
                      *	0.35% in excess of $500 million   amended
                        and up to $1 billion                rate
                      *	0.32% in excess of $1 billion     12/01/04
                        and up to $1.5 billion
                      *	0.29% in excess of $1.5 billion
                        and up to $3 billion
                      *	0.28% in excess of $3 billion
                        and up to $6 billion
                      *	0.27% in excess of $6 billion


1 Columbia High Income Fund (the "Fund") converted from a feeder fund in a master/feeder structure to a stand-alone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia High Income Master Portfolio, was effective 02/14/00 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

2 Columbia Large Cap Core Fund (the "Fund") converted from a feeder fund in a master/feeder structure to a stand-alone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia Large Cap Core Master Portfolio, was effective 05/10/02 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.

3 Columbia Small Cap Growth Fund II (the "Fund") converted from a feeder fund in a master/feeder structure to a stand-alone fund effective on 2/28/08. In this prior master/feeder structure, the fee rate of the corresponding master fund, Columbia Small Cap Growth Master Portfolio, was effective 08/01/03 with an amended fee rate effective on 12/01/04. Such amended fee rate is the same as the Fund's current fee rate.


(Remainder of Page Intentionally Left Blank.)


                                           Rate of Compensation
                            $0 to $125   Next $50    Next $50   Over $225
               Effective    billion of  billion of  billion of  billion of
     Fund         Date       Assets*     Assets*     Assets*      Assets*

Columbia California Tax-Exempt Reserves
               05/10/02
             amended rate
               01/01/08

Columbia Cash Reserves
               05/10/02
             amended rate
               01/01/08

Columbia Connecticut Municipal Reserves
               11/18/05
             amended rate
               01/01/08

Columbia Government Reserves
               05/10/02
             amended rate
               01/01/08

Columbia Massachusetts Municipal Reserves
               11/18/05
             amended rate
               01/01/08        0.15%       0.15%      0.13%        0.08%

Columbia Money Market Reserves
               05/10/02
             amended rate
               01/01/08

Columbia Municipal Reserves
               05/10/02
             amended rate
               01/01/08

Columbia New York Tax-Exempt Reserves
               02/15/02
             amended rate
               01/01/08

Columbia Tax-Exempt Reserves
               05/10/02
             amended rate
              01/01/08

Columbia Treasury Reserves
               05/10/02
             amended rate
              01/01/08

Columbia Government Plus Reserves
              11/18/05
             amended rate
              01/01/08        0.18%       0.18%      0.13%        0.08%

*	For purposes of determining the breakpoint level, "Assets" are the sum of the assets of Columbia California Tax-Exempt Reserves, Columbia Cash Reserves, Columbia Connecticut Municipal Reserves, Columbia Daily Cash Reserves, Columbia Government Reserves, Columbia Massachusetts Municipal Reserves, Columbia Money Market Reserves, Columbia Municipal Reserves, Columbia New York Tax-Exempt Reserves, Columbia Tax-Exempt Reserves, Columbia Treasury Reserves and Columbia Government Plus Reserves.


Effective as of the 29th day of September, 2009.

	COLUMBIA FUNDS SERIES TRUST
	on behalf of the Funds listed above

	By:  /s/ Michael G. Clarke
        Name:	Michael G. Clarke
        Title:	Senior Vice President and Chief Financial
                Officer

	COLUMBIA MANAGEMENT ADVISORS, LLC

	By: /s/ J. Kevin Connaughton
        Name:	J. Kevin Connaughton
        Title:	Managing Director